Exhibit 10.9

Unsecured Loan Agreement

This agreement has been signed and will be valid as of the 1 July, 2021 by and between Smart Repair Pro Inc. registration number C4094119 whom is incorporated in California (“Borrower”) and Tamrid Ltd. Company number 513258624 (“Lender”).

Whereas the Lender seeks to lend to the lender a total of $375,000 (the “Principal “), which will be transferred in one portion by the lender;

Therefore, in exchange for the mutual agreements contained in this agreement the parties hereby agree as follow:

1.	Loan amount and interest. At the Effective Date of this Agreement is signed, the lender will set up for the borrower, and transfer to him in one portion, an amount equal to the principal. The principal amount will bear a simple interest rate of 10% per annum (the “Loan”). The amount of the principal and the repayment of the loan will be, at the borrower’s choice - in US dollars, or in a New Shekel (in which case the conversion rate will be the conversion rate between the shekel and the dollar as of the time the funds are deposited and/or repaid).

2.	Loan repayment. The loan amount shall be repaid 6 months after the date of transfer of the fund. Notwithstanding the foregoing, the borrower will have the right to extend the repayment period by an additional 60 days, by giving notice to the lenders (the “Grace Period”) where the interest on the Principal during the Grace Period will be 1% per month.

3.	Purpose of the loan. The borrower will use the principal for the purpose of running his business, as decided by the borrower’s board of directors.

4.	Additional terms. The loan will be provided on a non-recourse basis. Likewise, the borrower will not be required to provide any collateral for the purpose of securing the loan repayment.

5.	Warrants. Subject to the completion of an Initial Public Offering by which the borrower’s shares will be listed for trading on any recognized stock exchange (the “Initial Public Offering”), the borrower shall grant warrants to the lender, in accordance with the borrower’s standard, whereby the lender may purchase from the borrowers’ stocks for the amount of $125,000, at a price per share to be determined at the IPO, for a 3 year-period.

6.	General. This Agreement contains the entire agreement between the Parties and in no way creates an obligation for either Party to disclose information to the other Party or to enter into any other agreement. This Agreement shall be governed and construed under the laws of the State of Israel, without giving effect to such laws’ provisions regarding conflict of laws. Any controversy or claim arising out of or in connection with this Agreement or the breach thereof shall be exclusively resolved by the competent courts of Tel-Aviv Jaffa District and each of the Parties hereby irrevocably submits to the exclusive jurisdiction of such courts.

[Signature Page below]

IN WITNESS WHEREOF, the parties have signed this Agreement in one or more counterparts as of the date first hereinabove set forth.

THE LENDER:

TAMRID LTD.

By:	/s/ Tamrid Ltd.
Title:
Date:

THE BORROWER

SMART REPAIR PRO INC.

By:	/s/ Smart Repair Pro
Title:
Date :

[Signature page to Loan Agreement]